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FOR IMMEDIATE RELEASE                                                  CONTACT:
April 27, 2006                           Pfeiffer High Investor Relations, Inc.
                                                                     Geoff High
                                                                   303-393-7044

        DYNAMIC MATERIALS REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS

Selected Highlights
o Operating income up 137% to $6.4 million on 44% increase in sales versus first quarter last year
o Income from continuing operations up 151% to $4.1 million versus first quarter last year
o $42.3 million backlog at Explosive Metalworking segment again a record o Cash position improves to $13.1 million

BOULDER, Colo. - April 27, 2006 - Dynamic Materials Corporation (DMC) (Nasdaq:
BOOM), a leading provider of explosion-welded clad metal plates and associated services, today reported financial results for its first quarter ended March 31, 2006.

First quarter sales increased 44% to $25.2 million from $17.5 million in the first quarter last year, and were up 9% from $23.2 million reported in last year's fourth quarter. Gross margin improved to 37% from 27% in the same quarter a year ago, and from 32% in the 2005 fourth quarter. The gross margin improvement was attributable to the benefit of spreading fixed manufacturing overhead expenses over higher sales volume, as well as positive changes in product mix and order size at the company's Explosive Metalworking segment. During the first quarter, the segment performed work on two significant contracts, one involving a major North American refinery expansion and the other relating to an international petrochemical project.

Income from operations during the first quarter advanced 137% to $6.4 million from $2.7 million in the comparable year-ago quarter, and increased 24% from $5.2 million reported in last year's fourth quarter. Net income increased 233% to $5.5 million, or $0.45 per diluted share, from $1.6 million, or $0.14 per diluted share, in last year's first quarter. First quarter net income was up 59% from $3.5 million, or $0.28 per diluted share, reported in last year's fourth quarter. First quarter net income included a gain from discontinued operations of $1.4 million, net of tax, which is attributable to the sale of a real estate purchase option associated with the company's former Spin Forge division. Excluding such gain, income from continuing operations was $4.1 million, or $0.34 per diluted share.

Explosive Metalworking
The company's Explosive Metalworking segment reported sales of $24.2 million, up 42% from $17.0 million reported in the first quarter a year ago, and an increase of 9% versus $22.2 million reported in last year's fourth quarter. Operating income increased 135% to $6.7 million from $2.8 million in the comparable year-ago quarter, and was up 31% from fourth quarter 2005 operating income of $5.1 million. The segment's order backlog increased slightly to $42.3 million at the end of the quarter, eclipsing the previous all-time high of $42.0 million established as of December 31, 2005.

AMK Welding
The company's AMK Welding segment recorded sales of $1.0 million, up 84% from $543,000 reported in the first quarter last year, and flat versus $1.0 million recorded in last year's fourth quarter. AMK achieved operating income of $108,000 as compared with a loss from operations of $115,000 in the comparable year-ago quarter. AMK's operating income in last year's fourth quarter was $123,000.

Management Commentary
"We are very encouraged by our first quarter performance, which represents a strong start to fiscal 2006," said Yvon Cariou, president and chief executive officer. "In addition to achieving significant revenue and earnings growth, we maintained a record-level order backlog at our Explosive Metalworking segment. These results are indicative of the continued strong demand we are experiencing in our worldwide target markets. They also reflect the talent and experience of DMC's sales, production and support teams, which we believe represent some of our greatest corporate assets."

Rick Santa, chief financial officer, said, "First quarter financial results were positively impacted by deliveries on two large contracts. Our gross margin performance, in particular, benefited from shipments under these orders and an otherwise favorable product mix. Our sales, net earnings and gross margins are likely to continue to fluctuate from quarter-to-quarter and, in light of the record results posted in the first quarter of 2006, we expect that our sales, net earnings and gross margins for the second quarter may be somewhat lower than they were in the first quarter."

Santa added, "Cash, cash equivalents and marketable securities have increased by more than $5.4 million since December 31, 2005, and stood at $13.1 million at the end of the first quarter. Our strong working capital position has allowed us to commence our previously discussed capital improvements and facilities expansion as scheduled."

About Dynamic Materials Corporation
Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company. Its products include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries. The company operates two business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys, and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the company's website at www.dynamicmaterials.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipment; fluctuations in customer demand; changes to customer orders; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 2005.


                                       ###

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                    (Dollars in Thousands, Except Share Data)
                                   (unaudited)

                                                                   2006             2005
                                                             ----------------------------------
NET SALES                                                           $  25,175        $  17,510
COST OF PRODUCTS SOLD                                                  15,894           12,860
                                                             ----------------------------------
               Gross profit                                             9,281            4,650
                                                             ----------------------------------
COSTS AND EXPENSES:

     General and administrative expenses                                1,527              809

     Selling expenses                                                   1,324            1,126
                                                             ----------------------------------
               Total costs and expenses                                 2,851            1,935
                                                             ----------------------------------
INCOME FROM OPERATIONS OF CONTINUING OPERATIONS

OTHER INCOME (EXPENSE):                                                 6,430            2,715

     Other income (expense), net                                          (6)                5

     Interest expense                                                    (29)             (86)

     Interest income                                                      123                4
                                                             ----------------------------------
          INCOME BEFORE INCOME TAXES AND
               DISCONTINUED OPERATIONS                                  6,518            2,638

INCOME TAX PROVISION                                                    2,379              990
                                                             ----------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE
     DISCONTINUED OPERATIONS                                            4,139            1,648

DISCONTINUED OPERATIONS:

     Income from discontinued operations, net of tax                    1,357                -
                                                             ----------------------------------
               Income from discontinued operations                      1,357                -
                                                             ----------------------------------
NET INCOME                                                           $  5,496         $  1,648
                                                             ==================================
INCOME PER SHARE - BASIC:
     Continuing operations                                           $   0.35         $   0.15

     Discontinued operations                                             0.12                -
                                                             ----------------------------------
     Net income                                                      $   0.47         $   0.15
                                                             ==================================
INCOME PER SHARE - DILUTED:
     Continuing operations                                           $   0.34         $   0.14

     Discontinued operations                                             0.11                -
                                                             ----------------------------------
     Net income                                                      $   0.45         $   0.14
                                                             ==================================
WEIGHTED AVERAGE NUMBER OF SHARES
          OUTSTANDING -
     Basic                                                         11,768,098       10,694,260
                                                             ==================================
     Diluted                                                       12,217,547       11,861,100
                                                             ==================================
ANNUAL DIVIDENDS DECLARED PER COMMON SHARE                           $   0.15           $    -
                                                             ==================================

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (unaudited)

ASSETS                                                         March 31,              December 31,
------                                                           2006                     2005
                                                              (unaudited)
                                                        ------------------------ -----------------------
Cash and cash equivalents                                            $   13,114               $   5,763
Marketable securities                                                         -                   1,950
Loan to related party                                                     1,211                       -
Accounts receivable, net                                                 15,002                  15,576
Inventories                                                              12,644                  11,869
Other current assets                                                      3,095                   1,394
                                                        ------------------------ -----------------------

      Total current assets                                               45,066                  36,552

Property, plant and equipment, net                                       12,790                  12,572
Deferred tax asset                                                        1,824                     819
Other long-term assets                                                    1,715                   5,368
                                                        ------------------------ -----------------------

Total assets                                                         $   61,395              $   55,311
                                                        ======================== =======================


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                      $   7,486               $   7,278
Other current liabilities                                                10,139                   6,987
Current portion of long-term debt                                           540                     573
                                                        ------------------------ -----------------------

      Total current liabilities                                          18,165                  14,838

Long-term debt                                                            2,185                   2,221
Other long-term liabilities                                               1,756                   3,297
Stockholders' equity                                                     39,289                  34,955
                                                        ------------------------ -----------------------

Total liabilities and stockholders' equity                          $    61,395              $   55,311
                                                        ======================== =======================

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                             (Dollars in Thousands)
                                   (unaudited)

                                                                                 2006             2005
                                                                           ----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                                   $  5,496         $  1,648
      Adjustments to reconcile net income to net cash
         provided by operating activities -
              Income from discontinued operations, net of tax                       (1,357)                -
              Depreciation and amortization                                             317              366
              Amortization of capitalized debt issuance costs                             7               13
              Stock-based compensation                                                  336                -
              Provision for deferred income taxes                                       320             (14)
              Tax benefit related to stock options                                        -              214
              Change in working capital, net                                          1,374               27
                                                                           ----------------------------------
                   Net cash flows provided by operating activities
                                                                                      6,493            2,254
                                                                           ----------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

      Sale of marketable securities                                                   1,950                -
      Acquisition of property, plant and equipment                                    (469)            (577)
      Loan to related party                                                         (1,206)                -
      Change in other non-current assets                                                 79               78
      Payment received on other receivables related to discontinued
         operations                                                                       3              874
      Cash flows provided by investing activities of discontinued
         operations                                                                   2,197                -
                                                                           ----------------------------------
                    Net cash flows provided by investing activities
                                                                                      2,554              375
                                                                           ----------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

      Repayments on lines of credit, net                                               (45)          (3,170)
      Payments on long-term debt                                                       (45)            (907)
      Payment of dividends                                                          (1,766)                -
      Net proceeds from issuance of common stock                                         74              620
      Tax benefit related to stock options                                               54                -
      Other cash flows from financing activities                                          7                4
                                                                           ----------------------------------
                    Net cash flows used in financing activities
                                                                                    (1,721)          (3,453)
                                                                           ----------------------------------
EFFECTS OF EXCHANGE RATES ON CASH                                                        25             (57)
NET INCREASE IN CASH AND CASH EQUIVALENTS                                             7,351            (881)
CASH AND CASH EQUIVALENTS, beginning of the period                                    5,763            2,404
                                                                           ----------------------------------
CASH AND CASH EQUIVALENTS, end of the period                                      $  13,114         $  1,523
                                                                           ==================================